ARTICLES OF AMENDMENT
                                    to the
                          ARTICLES OF INCORPORATION
                                      OF
                         PCS EDUCATION SYSTEMS, INC.

      Pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is PCS Education Systems, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 6th day of June, 1996, in the manner prescribed by the Idaho Business Corporation Act:

      Article V is hereby amended to read as follows:

                                      V.

      The aggregate number of shares that this corporation shall have authority to issue shall be 50,000,000 at no par value.

      Each outstanding share entitled to vote shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Votes may not be cumulated.

      All preemptive rights are denied.

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 15,788,161 and the number of shares entitled to vote thereon was 15,788,161

     FOURTH: The number of shares voted for such amendment was 10,163,937 and the number of shares voted against such amendment was zero (o).

      DATED this 5th day of June, 1996.

                              By:     /s/ Anthony A.  Maher
                                   -------------------------------
                                     Anthony A. Maher, President

                              By:    /s/ Donald J.  Farley
                                   -------------------------------
                                     Donald J. Farley, Secretary

STATE OF IDAHO    )
                  :ss
County of Ada     )

      On this 5th day of June, 1996, before me, a Notary Public in and for the State of Idaho, personally appeared ANTHONY A. MAHER and DONALD J. FARLEY, known to me to be the President and Secretary, respectively of PCS EDUCATION SYSTEMS, INC., the corporation that executed the within and foregoing Articles of Amendment and, being first duly sworn, verified that the statements therein contained are true to the best of their knowledge.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/ Shirley Spratt
                                      --------------------
                                       Notary Public for Idaho
                                       Residing at: Boise, Idaho
                                       My Commission Expires: 8/24/99